ARTICLES SUPPLEMENTARY

                             ESTABLISHING NEW SERIES
                       OF CAPITAL STOCK OF THE CORPORATION


              FIRST: The Board of Directors, pursuant to a resolution duly adopted by a majority of the Corporation's Board of Directors at a meeting of the Board held on October 7, 1998, and pursuant to Article EIGHTH of the Corporation's Articles of Incorporation and in accordance with Sections 2-105
(c) and 2-208.1 of the Code, authorized the appropriate Officers of the Corporation to take such action as necessary to increase the number of authorized shares of common stock of the Corporation from four hundred seventy billion (470,000,000,000) shares to four hundred eighty billion (480,000,000,000) shares, all of which have a par value of one-tenth of one cent ($.001) per share, having an aggregate par value of four hundred eighty million dollars ($480,000,000.00).

              SECOND:The Board of Directors has duly classified ten billion (10,000,000,000) shares of the authorized, unissued and unclassified shares of common stock of the Corporation into the following class and has provided for the issuance of such shares:

         (a) ten billion (10,000,000,000) authorized, unissued and unclassified shares are classified as Marsico Shares of Nations Prime Fund;

              THIRD: The class of shares of Nations Prime Fund of the Corporation referred to in Articles FIRST and SECOND shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions:

         (a) All considerations received by the Corporation for the issue or sale of shares of each class of Shares ("Class") of each Fund, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belong to" each such Class. The assets belonging to each other Class of such Fund and, if so, the income, earnings, profits and proceeds thereof shall be allocated to each Class of the Fund in the proportion that the assets belonging to each Class bear to the total assets of the Fund or as otherwise determined by the Board of Directors;

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        (b)     Dividends or distributions on each Class of each Fund, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to each such Class;

        (c) In the event of the liquidation or dissolution of the Corporation, the holders of each Class of each Fund shall each be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, other than general assets not belonging to any particular Class, assets belonging to such Class of such Fund. The assets so distributable to the holders of each Class of each Fund shall be distributed among such stockholders in proportion to the number of shares of each such Class held by them and recorded on the books the Corporation;

        (d) The assets belonging to each Class of each Fund shall be charged with the expenses and liabilities of the Corporation in respect of such Class as well as with such Class' share of the general expenses and liabilities of the Fund and/or the Corporation as determined by the Board of Directors. The expenses and liabilities so charged to each Class are herein referred to as "expenses and liabilities belonging to" such Class. The determination of the Board of Directors shall be conclusive as to the allocation of expenses and liabilities, including accrued expenses and reserves, and assets to a given Class or Classes;

         (e) On each matter submitted to a vote of the stockholders, each holder of shares of a Class shall be entitled to one vote for each such share standing in his or her name on the books of the Corporation and shall vote together with the holders of all Classes of stock of the Corporation as a single Class; provided, however, that holders of a Class of a Fund shall have the exclusive right to vote on any agreement, investment restriction or other matter requiring shareholder vote that relates only to such Class or Classes of such Fund ("Class Voting"), that holders of all Classes of a Fund shall have the exclusive right to vote on any agreement or other matter requiring shareholder vote that relates only to that Fund ("Fund Voting"), and that to the extent Class Voting or Fund Voting is required by the Investment Company Act of 1940 or Maryland Law as to any matter, those requirements shall apply. Any fractional share, if any such fractional share is outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends, but excluding the right to receive a stock certificate evidencing a fractional share;

        (f) The net asset value of each Class of each Fund shall be computed separately from that of each other Class of that Fund or any other class of stock of the Corporation; and

        (g) Except as otherwise provided herein, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption applicable to the Corporation's stock as set forth in the Corporation's Articles of Incorporation, as it may be amended from time to time, shall apply.

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              FOURTH: Immediately before the issuance of the ten billion
(10,000,000,000) shares as set forth in Articles FIRST and SECOND hereto, the Corporation was authorized to issue four hundred seventy billion
(470,000,000,000) shares of authorized common stock, which were classified as follows:

         (a) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations International Value Fund;

         (b) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations International Value Fund;

         (c) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations International Value Fund;

         (d) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations International Value Fund;

         (e) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations International Value Fund;

         (f) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations U.S. Government Bond Fund;

         (g) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations U.S. Government Bond Fund;

         (h) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations U.S. Government Bond Fund;

         (i) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations U.S. Government Bond Fund;

         (j) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations U.S. Government Bond Fund;

         (k) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations International Growth Fund;

         (l) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations International Growth Fund;

         (m) ten billion (10,000,000,000) shares are classified as Investor A Shares of National International Growth Fund;

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         (n)    ten billion (10,000,000,000) shares are classified as Investor B
                Shares of Nations International Growth Fund.

         (o) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations International Growth Fund;

         (p) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Small Company Growth Fund;

         (q) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Small Company Growth Fund;

         (r) ten billion (10,000,000,000) shares are classified as Investor A Shares of nations Small Company Growth Fund;

         (s) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Small Company Growth Fund;

         (t) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Small Company Growth Fund.

         (u) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Prime Fund;

         (v) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Prime Fund;

         (w) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Prime Fund;

         (x) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Prime Fund;

         (y) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Prime Fund;

         (z) ten billion (10,000,000,000) shares are classified as Daily Shares of Nations Prime Fund;

         (aa) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Treasury Fund;

         (bb) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Treasury Fund;

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         (cc)   ten billion (10,000,000,000) shares are classified as Investor A
                Shares of Nations Treasury Fund;

         (dd) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Treasury Fund;

         (ee) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Treasury Fund;

         (ff) ten billion (10,000,000,000) shares are classified as Daily Shares of Nations Treasury Fund;

         (gg) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Equity Income Fund;

         (hh) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Equity Income Fund;

         (ii) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Equity Income Fund;

         (jj) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Equity Income Fund;

         (kk) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Equity Income Fund;

         (ll) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Government Securities Fund;

         (mm) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Government Securities Fund;

         (nn) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Government Securities Fund;

         (oo) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Government Securities Fund;

         (pp) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Government Securities Fund;

         (qq) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations International Equity Fund;

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         (rr)   ten billion (10,000,000,000) shares are classified as Primary B
                Shares of Nations International Equity Fund;

         (ss) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations International Equity Fund;

         (tt) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations International Equity Fund; and

         (uu) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations International Equity Fund.

              FIFTH: Following the issuance of the ten billion (10,000,000,000) shares as set forth in Articles FIRST and SECOND, the Corporation's four hundred eighty billion (480,000,000,000) total authorized common stock, all of which have a par value of one tenth of one cent ($.001) per share, having an aggregate par value of four hundred eighty million dollars ($480,000,000.00), are classified as follows:

         (a) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations International Value Fund;

         (b) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations International Value Fund;

         (c) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations International Value Fund;

         (d) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations International Value Fund;

         (e) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations International Value Fund;

         (f) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations U.S. Government Bond Fund;

         (g) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations U.S. Government Bond Fund;

         (h) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations U.S. Government Bond Fund;

         (i) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations U.S. Government Bond Fund;

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

         (j) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations U.S. Government Bond Fund;

         (k) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations International Growth Fund;

         (l) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations International Growth Fund;

         (m) ten billion (10,000,000,000) shares are classified as Investor A Shares of National International Growth Fund;

         (n) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations International Growth Fund;

         (o) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations International Growth Fund;

         (p) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Small Company Growth Fund;

         (q) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Small Company Growth Fund;

         (r) ten billion (10,000,000,000) shares are classified as Investor A Shares of National Small Company Growth Fund;

         (s) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Small Company Growth Fund;

         (t) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Small Company Growth Fund;

         (u) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Prime Fund;

         (v) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Prime Fund;

         (w) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Prime Fund;

         (x) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Prime Fund;

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         (y)    ten billion (10,000,000,000) shares are classified as Investor C
                Shares of Nations Prime Fund;

         (z) ten billion (10,000,000,000) shares are classified as Daily Shares of Nations Prime Fund;

         (aa) ten billion (10,000,000,000) shares are classified as Marsico Shares of Nations Prime Fund'

         (bb) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Treasury Fund;

         (cc) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Treasury Fund;

         (dd) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Treasury Fund;

         (ee) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Treasury Fund;

         (ff) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Treasury Fund;

         (gg) ten billion (10,000,000,000) shares are classified as Daily Shares of Nations Treasury Fund;

         (hh) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Equity Income Fund;

         (ii) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations Equity Income Fund;

         (jj) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Equity Income Fund;

         (kk) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Equity Income Fund;

         (ll) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Equity Income Fund;

         (mm) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations Government Securities Fund;

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         (nn)   ten billion (10,000,000,000) shares are classified as Primary B
                Shares of Nations Government Securities Fund;

         (oo) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations Government Securities Fund;

         (pp) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations Government Securities Fund;

         (qq) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations Government Securities Fund;

         (rr) ten billion (10,000,000,000) shares are classified as Primary A Shares of Nations International Equity Fund;

         (ss) ten billion (10,000,000,000) shares are classified as Primary B Shares of Nations International Equity Fund;

         (tt) ten billion (10,000,000,000) shares are classified as Investor A Shares of Nations International Equity Fund;

         (uu) ten billion (10,000,000,000) shares are classified as Investor B Shares of Nations International Equity Fund; and

         (vv) ten billion (10,000,000,000) shares are classified as Investor C Shares of Nations International Equity Fund.

      The summary and restatement of the total outstanding shares of the Corporation's common stock in this Article FIFTH has not otherwise changed the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions of such classes of shares.

              SIXTH: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

              SEVENTH: The Board of Directors has duly authorized the filing of these Articles Supplementary.

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              IN WITNESS WHEREOF, NATIONS FUND, INC. has caused these Articles
Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this 7th day of October, 1998. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts relating to approval hereof are true in all material respects.

                                                     NATIONS FUND, INC.


                                                     By:    /s/ A. Max Walker
                                                            ------------------
                                                            A. Max Walker
                                                            President

ATTEST:

/s/ Richard H. Blank, Jr.
-------------------------
Richard H. Blank, Jr.
Secretary

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